Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2012, with respect to the consolidated financial statements of Adrenalina included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Goldstein Schechter Koch P.A.